SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2005

STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

0-25150	39-1804239
(Commission File Number)	(I.R.S. Employer I.D. Number)

3333 West Good Hope Road Milwaukee, WI	53209
(Address of Principal Executive Offices)	(Zip Code)

(414) 247-3333
(Registrant's telephone number; including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
                Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.06.  Material Impairments

On October 13, 2005, STRATTEC SECURITY CORPORATION (the "Company") issued a press release (the "Press Release") announcing a potential loss on a trade receivable with Delphi Corporation ("Delphi") as a result of Delphi's bankruptcy filing.  The Company has approximately $3.7 million of pre-petition bankruptcy accounts receivable due from Delphi.  On October 13, 2005, the Company concluded that it needed to increase its reserve for uncollectible trade accounts receivable by $3.2 million to account for its potential loss exposure.  As further information develops, the Company may be required to record an additional reserve for the uncollectibility of this trade receivable.  The Company does not expect that the write-down of this trade receivable will have a material effect on the Company's liquidity.  A copy of the Press Release is attached as Exhibit 99.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following exhibit is furnished herewith:

99.1--Press Release of STRATTEC SECURITY CORPORATION, issued October 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATTEC SECURITY CORPORATION
Date: October 14, 2005
BY   /s/ Patrick J. Hansen
Patrick J. Hansen, Senior Vice President
and Chief Financial Officer

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